Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS SECOND QUARTER 2015 RESULTS

~ Pro Forma FFO of $0.26 per Share on a Fully Diluted Basis ~

WASHINGTON, D.C. – August 6, 2015 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to U.S. Government agencies, today announced its results of operations for the quarter ended June 30, 2015 which reflects its first full quarter of operations.

Highlights for the Quarter Ended June 30, 2015:

•	Acquisition of the 46,979-square foot Thad Cochran U.S. Bankruptcy Courthouse in Aberdeen, Mississippi, at a purchase price of $14.1 million

•	Acquisition of the 115,650-square foot Department of Energy building in Lakewood, Colorado, at a purchase price of $20.3 million

•	Pro Forma Funds From Operations of $10.2 million, or $0.26 per share on a fully diluted basis

•	Pro Forma Cash Available for Distribution of $8.8 million, or $0.22 per share on a fully diluted basis

•	Portfolio occupancy continued at 100%

•	Introduction of Pro Forma Funds From Operations guidance, based on a pro forma 12 months ending December 31, 2015, of $1.01 to $1.05 per share on a fully diluted basis

“We continue to grow as a company and are gratified by our second quarter results,” said William C. Trimble III, President and Chief Executive Officer. “Our growth is evidenced by the two acquisitions we completed since our initial public offering and we have substantial unsecured debt capacity to continue funding our external growth strategy. Our strong management with expertise in government relations, commercial real estate, corporate finance, and asset management enables us to execute our strategy on behalf of shareholders.”

Financial Results for the Quarter Ended June 30, 2015

Pro Forma Funds From Operations (FFO) was $10.2 million, or $0.26 per share on a fully diluted basis for the three months ended June 30, 2015.

Pro Forma Cash Available for Distribution (CAD) was $8.8 million, or $0.22 per share on a fully diluted basis for the three months ended June 30, 2015.

Pro Forma Net income was $1.0 million, or $0.03 per share on a fully diluted basis for the three months ended June 30, 2015.

The Company’s pro forma financial results for the quarter ended June 30, 2015 removes the impact of one-time, non-recurring expenses related to its initial public offering, including legal and accounting fees and new entity formation costs.

Financial Results for the Six Months Ended June 30, 2015

Pro Forma Funds From Operations (FFO) was $20.6 million, or $0.52 per share on a fully diluted basis for the six months ended June 30, 2015.

Pro Forma Cash Available for Distribution (CAD) was $17.5 million, or $0.44 per share on a fully diluted basis for the six months ended June 30, 2015.

Pro Forma Net income was $2.5 million, or $0.06 per share on a fully diluted basis for the six months ended June 30, 2015.

The Company’s pro forma financial results for the six months ended June 30, 2015 (1) removes for the period from February 11, 2015 (the date of the closing of the Company’s initial public offering) to June 30, 2015 the impact of one-time, non-recurring expenses related to the Company’s initial public offering, including legal and accounting fees and new entity formation costs and (2) reflects a full quarter of operations for the period from January 1, 2015 to March 31, 2015 on a pro forma basis based on the financial results of the 49 days of operations between February 11, 2015 and March 31, 2015.

Darrell Crate, Chairman of the Board commented, “We are pleased with both our portfolio performance and our pipeline of acquisition opportunities. Easterly offers a differentiated growth story to investors with our definable edge in sourcing, underwriting, and managing properties leased to one of the highest quality tenants, the U.S. Federal Government.”

Portfolio Operations

As of June 30, 2015, the Company wholly owned 31 properties in the United States, encompassing approximately 2.2 million square feet in the aggregate, including 28 properties that were leased primarily to U.S. Government tenant agencies and three properties that were entirely leased to private tenants. As of June 30, 2015, the portfolio had a weighted average age of 10.9 years, was 100% occupied, and had a weighted average lease term of 7.6 years. With just seven percent of the leases, by annualized lease income, rolling through the end of 2017, Easterly expects to continue to provide a highly visible and stable cash-flow stream.

Acquisitions

Since the completion of the Company’s IPO on February 11, 2015 the Company has acquired two properties for an aggregate purchase price of $34.3 million.

On April 1, 2015, Easterly acquired the Department of Energy (“DOE”) building in Lakewood, Colorado for $20.3 million, its first acquisition since its IPO. The 115,650-square foot building serves as the headquarters for the DOE’s Western Area Power Administration (“WAPA”) and represents the Company’s second asset in Lakewood, Colorado, a major federal agency center in the Rocky Mountain region. Built in 1999, the Lakewood building is a Class A facility leased to the General Services Administration (“GSA”) on behalf of the DOE until 2029. The building is 100% occupied by WAPA and provides engineering, accounting, human resources, legal and training support to four regional offices that operate and maintain the DOE’s Western Transmission System which covers a 1.3 million square mile service area.

On June 17, 2015, Easterly acquired the Thad Cochran U.S. Bankruptcy Courthouse in Aberdeen, Mississippi for $14.1 million, its second acquisition since its IPO. This acquisition is demonstrative of Easterly’s core strategy of investing in mission critical properties occupied by essential functions of the U.S. Government. The 46,979-square foot building is a modern building in terms of court functionality and security, expressed in the stately form of a Greco-Roman classical design. Built in 2005 based on the exacting standards of the U.S. Courts Design Guide, the Company believes it is fully compliant with the Judiciary’s needs in terms of security, space sizes and function, and circulation patterns for the public and judicial officers. The property is leased to the GSA with 10 years remaining on an initial 20-year lease.

Balance Sheet

Easterly believes that its strong balance sheet and borrowing ability under its unsecured revolving credit facility provides ample capacity to pursue and fund its growth plan. As of June 30, 2015, the Company had total indebtedness of $102.2 million comprised of $33.4 million on its unsecured revolving credit facility and $68.8 million of mortgage debt (excluding unamortized premiums and discounts). At June 30, 2015, Easterly had a net debt to total enterprise value of 13.5% and a net debt to annualized pro forma quarterly EBITDA ratio of 2.1x. Easterly’s outstanding debt has a weighted average maturity of 9.7 years and a weighted average interest rate of 3.3%. The Company has roughly $366.6 million of remaining capacity on its $400 million revolver, before consideration for the facility’s $250 million accordion feature.

Dividend

On August 4, 2015 the Board of Directors of Easterly approved a cash dividend for the second quarter of 2015 in the amount of $0.21 per common share. The dividend will be payable September 3, 2015 to shareholders of record on August 18, 2015.

Outlook for 2015

Based on management’s expectations, the Company is introducing its financial guidance based on a pro forma 12 months ending December 31, 2015 as follows:

Pro Forma Outlook for the 12 Months Ending December 31, 2015

	Low	High
Pro Forma Net income (loss), per share – fully diluted basis	$0.09	$0.13
Plus: real estate depreciation and amortization	$0.92	$0.92
Pro Forma FFO, per share – fully diluted basis	$1.01	$1.05

The Company’s pro forma outlook for the 12 months ending December 31, 2015 (1) removes, for the period from February 11, 2015 (the date of the closing of the Company’s initial public offering) to December 31, 2015, the impact of one-time, non-recurring expenses related to its initial public offering, including legal and accounting fees and new entity formation costs and (2) reflects a full quarter of operations for the period from January 1, 2015 to March 31, 2015 on a pro forma basis based on the financial results of the 49 days of operations between February 11, 2015 and March 31, 2015.

This guidance, for the pro forma 12 months ending December 31, 2015, is consistent with the following outlook for the period February 11, 2015 to December 31, 2015. The Company commenced its operations on February 11, 2015 upon completion of its initial public offering.

Outlook for the Period February 11, 2015 to December 31, 2015

	Low	High
Net income (loss), per share – fully diluted basis	$0.07	$0.11
Plus: real estate depreciation and amortization	$0.82	$0.82
FFO, per share – fully diluted basis	$0.89	$0.93

The guidance provided does not contemplate dispositions, future acquisitions or additional capital markets activities but does reflect the impact of completed acquisitions as of June 30, 2015. This guidance is forward-looking and reflect management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT, as amended, as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring, sales of properties and real estate related impairment charges, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all restricted stock units, and the exchange of all earned and outstanding LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP. Fully diluted basis does not include outstanding LTIP units in the Company’s operating partnership that are subject to performance criteria that have not yet been met.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern Daylight time on August 6, 2015 to review the second quarter 2015 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available through August 20, 2015 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13611650. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased primarily through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Alison M. Bernard

Chief Financial Officer

202-971-9867

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to FFO. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; failure of acquisitions or development projects to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands)

June 30, 2015
Assets
Real estate properties, net	$657,957
Cash and cash equivalents	3,409
Restricted cash	1,529
Rents receivable	6,139
Accounts receivable	2,764
Deferred financing, net	3,068
Intangible assets, net	107,254
Prepaid expenses and other assets	1,107

Total assets	$783,227

Liabilities
Revolving credit facility	33,417
Mortgage notes payable	69,369
Intangible liabilities, net	41,015
Accounts payable and accrued liabilities	4,967

Total liabilities	148,768

Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 24,168,379 shares issued and outstanding	241
Additional paid-in capital	391,922
Retained (deficit)	(2,297)
Cumulative dividends	(2,659)

Total stockholders’ equity	387,207

Non-controlling interest in operating partnership	247,252

Total equity	634,459

Total liabilities and equity	$783,227

Income Statement

(Unaudited, in thousands, except share and per share data)

	Three months ended June 30, 2015	Less: one time charges related to IPO	Pro forma three months ended June 30, 2015	Pro forma six months ended June 30, 2015
Revenues
Rental income	$17,626	$—	$17,626	$34,716
Tenant reimbursements	1,572	—	1,572	2,998
Other income	58	—	58	78

Total revenues	19,256	—	19,256	37,792

Operating Expenses
Property operating	3,558	45	3,513	6,691
Real estate taxes	1,755	—	1,755	3,517
Depreciation and amortization	9,151	—	9,151	18,152
Acquisition costs	195	(125)	320	418
Formation expenses	72	72	—	—
Corporate general and administrative	2,239	58	2,181	3,935

Total expenses	16,970	50	16,920	32,713

Operating income (loss)	2,286	(50)	2,336	5,079

Other (expenses)
Interest expense, net	(1,321)	—	(1,321)	(2,608)

Net income (loss)	965	(50)	1,015	2,471
Non-controlling interest in operating partnership	(377)	20	(397)	(967)

Net income (loss) available to Easterly Government Properties, Inc.	$588	$(30)	$618	$1,504

Net income (loss) available to Easterly Government Properties, Inc. per share:
Basic	$0.02	$(0.00)	$0.03

Diluted	$0.02	$(0.00)	$0.02

Weighted-average common shares outstanding:
Basic	24,141,712	24,141,712	24,141,712
Diluted	25,435,010	25,435,010	25,435,010
Net income, per share - fully diluted basis			$0.03	$0.06

Weighted average common shares outstanding - fully diluted basis			39,699,318	39,699,318

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share data)

	Three months ended June 30, 2015	Less: one time charges related to IPO	Pro forma three months ended June 30, 2015	Pro forma six months ended June 30, 2015
Net income (loss)	$965	$(50)	$1,015	$2,471
Depreciation and amortization	9,151	—	9,151	18,152
Interest expense	1,321	—	1,321	2,608

EBITDA	$11,437	$(50)	$11,487	$23,231

Net income (loss)	$965	$(50)	$1,015	$2,471
Depreciation and amortization	9,151	—	9,151	18,152

Funds From Operations (FFO)	$10,116	$(50)	$10,166	$20,623

Adjustments to FFO:
Acquisition costs	195	(125)	320	418
Formation expenses	72	72	—	—
Straight-line rent	(65)	—	(65)	(131)
Above-/below-market leases	(1,300)	—	(1,300)	(2,541)
Non-cash interest expense	187	—	187	377
Non-cash compensation	457	—	457	558

Funds From Operations, as Adjusted	$9,662	$(103)	$9,765	$19,304

FFO, per share - fully diluted basis			$0.26	$0.52

FFO, as Adjusted, per share - fully diluted basis			$0.25	$0.49

Funds From Operations, as Adjusted	$9,662	$(103)	$9,765	$19,304
Acquisition costs	(195)	125	(320)	(418)
Principal amortization	(586)	—	(586)	(1,200)
Maintenance capital expenditures	(65)	—	(65)	(126)
Contractual tenant improvements	(34)	—	(34)	(34)

Cash Available for Distribution (CAD)	$8,782	$22	$8,760	$17,526

CAD, per share - fully diluted basis			$0.22	$0.44

Weighted average common shares outstanding - fully diluted basis			39,699,318	39,699,318